SCHEDULE 14A
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ASPECT COMMUNICATIONS CORPORATION
(Name of Registrant as Specified in Its Charter)

SCEPTER HOLDINGS, INC.
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Scepter Holdings, Inc.
301 Commerce Street, Suite 2975
Fort Worth, Texas 76102

January 10, 2003

Dear Fellow Shareholders of Aspect,

Would you like to participate in a rights offering with an opportunity for profit as long as Aspect's common stock price is above $2.25 per share? How?  By JUST VOTING NO to the Vista Equity Partner's transaction and then supporting and participating in Scepter's plan for the company to conduct a rights offering.

The chart below shows the potential profit opportunity that a shareholder who chooses to participate in the rights offering may have if they choose to convert the preferred stock they acquire. We cannot predict the future price of Aspect common stock after the rights offering. Shareholders should thus realize that Aspect's common stock could fluctuate above or below the conversion price after the rights offering, but Aspect's common stock closed yesterday at $3.48 per share.

Assumed Stock Price	Conversion Price	Potential Profit Per Share	Potential Percentage Profit Per Share
$3.50 per share	$2.25 per share	$1.25	56%
$3.00 per share	$2.25 per share	$0.75	33%
$2.50 per share	$2.25 per share	$0.25	11%
$2.00 per share	$2.25 per share	($0.25)	(11%)

Vista is buying preferred stock that is convertible at any time into Aspect common stock at $2.25 per share. Given yesterday's $3.48 per share closing price, Vista has an immediate $27.3 million profit opportunity on its $50 million investment under the Vista transaction (a 55% return on its money). Under Scepter's plan, YOU THE SHAREHOLDER, would get this right. YOU, RATHER THAN VISTA, would be given this opportunity to profit, but you must VOTE NO to the Vista transaction!

Additional benefits of the rights offering:

  No dilution for any shareholder who chooses to participate in the rights offering.

  Aspect still raises $50 million, but saves approximately $2 million in fees.

  Earn a 10% dividend on the preferred stock until you convert.

Regards,

/s/ Geoffrey Raynor
Geoffrey Raynor
President

In order to vote no to the Vista transaction, either VOTE NO ONLINE at WWW.PROXYVOTE.COM or VOTE NO by calling THE TOLL FREE NUMBER that appears on your vote instruction form PRIOR TO 11:59 PM EASTERN TIME ON JANUARY 20, 2003. You will be asked to enter the control number found on the vote instruction form. Given the timing of Aspect's special meeting, please do not vote by mailing your vote instruction.  IF YOU HAVE ALREADY VOTED, you can still VOTE NO by using the procedures above because it is your last vote that counts.

Continued on Reverse Side

THE PARTICIPANTS IN ANY POTENTIAL SOLICITATION OF PROXIES RELATING HERETO ARE THE SAME AS THE PARTICIPANTS IDENTIFIED IN THE PRELIMINARY PROXY STATEMENT FILED BY SCEPTER HOLDINGS, INC. WITH RESPECT TO ASPECT COMMUNICATIONS CORPORATION ON JANUARY 3, 2003. ACCORDINGLY, SHAREHOLDERS MAY OBTAIN ADDITIONAL INFORMATION REGARDING SUCH PARTICIPANTS AND THEIR INTERESTS FROM THE PRELIMINARY PROXY STATEMENT FILED BY SCEPTER HOLDINGS, INC. WITH RESPECT TO ASPECT COMMUNICATIONS CORPORATION ON JANUARY 3, 2003. SCEPTER HOLDINGS, INC. HAS NOT YET FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A DEFINITIVE PROXY STATEMENT RELATING TO THE COMPANY'S SPECIAL MEETING OF SHAREHOLDERS CURRENTLY SCHEDULED FOR JANUARY 21, 2003.  WHEN SUCH DEFINITIVE PROXY STATEMENT IS FILED, SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY, AS IT WILL CONTAIN IMPORTANT INFORMATION.  SHAREHOLDERS MAY OBTAIN A COPY OF THE PRELIMINARY PROXY STATEMENT AND, ONCE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, A COPY OF THE DEFINITIVE PROXY STATEMENT AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT WWW.SEC.GOV.